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Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated May 15, 2013, with respect to the combined statements of revenues and direct operating expenses for the Panther Energy Company, LLC assets to be acquired by Midstates Petroleum Company, Inc. for the years ended September 30, 2012, 2011 and 2010, included in the Current Report of Midstates Petroleum Company, Inc. on Form 8-K dated May 16, 2013 and filed May 20, 2013, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of Midstates Petroleum Company, Inc. of the aforementioned report, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP
Houston, Texas
August 30, 2013

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  Exhibit 23.2
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS